                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BeautiControl, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                              BEAUTICONTROL, INC.
                                2121 MIDWAY ROAD
                              CARROLLTON, TX 75006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 11, 2000

To the Holders of Common Stock of
BEAUTICONTROL, INC.:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of BeautiControl, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, on Tuesday, April 11, 2000 at 10:00 A.M., Dallas, Texas time, for the following purposes:

          (1) To elect three persons to serve as directors until the Annual Meeting of Stockholders in the year 2003 or until their successors are duly elected and qualified; and

          (2) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed February 15, 2000, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained at the Company's offices at 2121 Midway Road, Carrollton, Texas, for ten days prior to the meeting.

     Please advise the Company's transfer agent, Harris Trust and Savings Bank, 311 West Monroe Street, 11th Floor, Chicago, Illinois 60606, of any change in your address.

     Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date, and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States.

                                            By Order of the Board of Directors,

                                            /s/ KRISTI L. HUBBARD

                                            KRISTI L. HUBBARD
                                            Senior Vice President -- Controller
                                            and Secretary

Carrollton, Texas
March 6, 2000

                              BEAUTICONTROL, INC.
                                2121 MIDWAY ROAD
                            CARROLLTON, TEXAS 75006

                 ---------------------------------------------
                                PROXY STATEMENT
                 ---------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 11, 2000

     The accompanying proxy, mailed together with this Proxy Statement to stockholders on or about March 6, 2000 is solicited by BeautiControl, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held on April 11, 2000. The proxy may be revoked by the stockholder at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

     As stated in the Notice to which this Proxy Statement is attached, at the meeting stockholders will vote and elect three directors to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in the year 2003 or until their successors are duly elected and qualified.

     All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement.

     The close of business on February 15, 2000, has been set as the record date for determination of stockholders entitled to vote at the meeting. Holders of the Company's Common Stock on the record date will be entitled to one vote per share on all business at the meeting.

     On the record date, there were outstanding and entitled to vote 7,231,448 shares of Common Stock. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of February 15, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director of the Company, by each nominee for director, by each named executive officer, and by all executive officers and directors of the Company as a group.

                                                               AMOUNT AND
                                                               NATURE OF        PERCENT
                    NAME AND ADDRESS OF                        BENEFICIAL         OF
                      BENEFICIAL OWNER                        OWNERSHIP(1)       CLASS
                    -------------------                       ------------      -------
Jinger L. Heath.............................................   1,553,887(2)      19.4%
2121 Midway Road
Carrollton, Texas 75006
Richard W. Heath............................................   1,553,887(2)      19.4%
2121 Midway Road
Carrollton, Texas 75006
Charles M. Diker............................................     323,875(3)       4.0%
One New York Plaza -- 31st Floor
New York, New York 10004
Robert S. Folsom............................................     203,000(4)       2.5%
16475 Dallas Parkway
Dallas, Texas 75248

                                                               AMOUNT AND
                                                               NATURE OF        PERCENT
                    NAME AND ADDRESS OF                        BENEFICIAL         OF
                      BENEFICIAL OWNER                        OWNERSHIP(1)       CLASS
                    -------------------                       ------------      -------
J. Robert Ward-Burns........................................     135,000(5)       1.7%
328 Beach Road North
Wilmington, North Carolina 28411
M. Douglas Tucker...........................................      74,400(6)       1.2%
6031 Worth Street
Dallas, Texas 75214
Joseph M. Haggar, III.......................................       3,500(7)         *
6311 Lemmon Avenue
Dallas, Texas 75209
Jo-Anne C. Jaeger...........................................      60,150(8)         *
2121 Midway Road
Carrollton, Texas 75006
Sheila O'Connell Cooper.....................................           0            *
2121 Midway Road
Carrollton, Texas 75006
Clifton R. Sanders..........................................           0(9)         *
4564 Hitching Post Lane
Plano, Texas 75024
A. Starke Taylor, Jr. ......................................      29,250(10)        *
17916 Cedar Creek Canyon
Dallas, Texas 75252
Joel T. Williams, Jr. ......................................      54,000(11)        *
2121 Midway Road
Carrollton, Texas 75006
Jim Sowell Construction Co., Inc. ..........................   1,620,033(12)     20.2%
3131 McKinney Avenue, Suite 200
Dallas, Texas 75204
All executive officers and directors as a group (13
  persons)..................................................   3,811,449(13)     47.5%

---------------

  *  Less than 1%

 (1) Unless otherwise noted, each of the listed individuals has sole voting and dispositive power for the shares beneficially owned.

 (2) Includes options to purchase 200,000 shares of Common Stock exercisable within 60 days. Mr. Heath's shares do not include 1,200,000 shares owned by Jim Sowell Construction Co., Inc. Mr. Heath has been granted a proxy to vote such shares.

 (3) Includes options to purchase 18,000 shares of Common Stock exercisable within 60 days. Includes 12,125 shares of Common Stock which are indirectly owned for which Mr. Diker shares voting and investment power. Does not include 11,250 shares of Common Stock owned by the wife of Mr. Diker and 9,000 shares owned by clients of Mr. Diker, for which Mr. Diker disclaims beneficial ownership.

 (4) Includes options to purchase 18,000 shares of Common Stock exercisable within 60 days. Does not include 3,000 shares of Common Stock owned by the wife of Mr. Folsom, for which Mr. Folsom disclaims beneficial ownership.

 (5) Includes options to purchase 135,000 shares of Common Stock exercisable within 60 days.

 (6) All outstanding options canceled effective January 11, 2000 and February 10, 2000 due to separation of employment pursuant to terms of option plan agreements.

 (7) Includes options to purchase 3,500 shares of Common Stock exercisable within 60 days.

 (8) Includes options to purchase 60,150 shares of Common Stock exercisable within 60 days.

 (9) All outstanding options canceled effective November 29, 1999 and December 29, 1999 due to separation of employment pursuant to terms of option plan agreement.

(10) Includes options to purchase 18,000 shares of Common Stock exercisable within 60 days. Does not include 55,205 shares of Common Stock owned by the wife of Mr. Taylor, for which Mr. Taylor disclaims beneficial ownership.

(11) Includes options to purchase 18,000 shares of Common Stock exercisable within 60 days.

(12) A proxy to vote 1,200,000 of these shares has been granted to Richard W. Heath. For as long as Jim Sowell Construction Co., Inc. is the owner of at least 1,200,000 shares of Common Stock, the Company and Richard W. Heath have agreed to use their best efforts to cause Mr. James E. Sowell, Chief Executive Officer of Jim Sowell Construction Co., Inc., to be elected to the Board of Directors of the Company. To date, Mr. Sowell has not chosen to exercise this contractual right.

(13) Includes options to purchase 565,550 shares of Common Stock exercisable within 60 days.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board of Directors into three classes. The term of office of one class of directors expires at this Annual Meeting of Stockholders. A second class of directors will serve until the 2001 Annual Meeting of Stockholders, and a third class of directors will serve until the 2002 Annual Meeting of Stockholders. Robert S. Folsom, A. Starke Taylor, Jr. and Sheila O'Connell Cooper will stand for election at this Annual Meeting for a three-year term of office expiring at the Annual Meeting of Stockholders in the year 2003 or until their successors are duly elected and qualified. Proxies cannot be voted for the election of more than three persons to the Board.

     The Company is informed that Mr. Folsom, Mr. Taylor and Ms. Cooper are willing to serve as directors. However, if Mr. Folsom, Mr. Taylor or Ms. Cooper should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

     The following table sets forth certain information as to the directors of the Company as of January 1, 2000.

                                          POSITIONS AND OFFICES                DIRECTOR
        NAME AND AGE                         WITH THE COMPANY                   SINCE
        ------------           --------------------------------------------    --------
                                                 NOMINEES
                                      Present Term Expiring in 2000
Robert S. Folsom, 72           Director                                          1985
A. Starke Taylor, Jr., 77      Director                                          1985
Sheila O'Connell Cooper, 41    Director, President and Chief Operating           1999
                               Officer

                                      DIRECTORS CONTINUING IN OFFICE
                                      Present Term Expiring in 2001
Jinger L. Heath, 47            Chairman of the Board of Directors                1981
Joseph M. Haggar, III, 48      Director                                          1996

                                      Present Term Expiring in 2002
Richard W. Heath, 57           Director, Chairman of the Executive               1981
                               Committee and Chief Executive Officer
Charles M. Diker, 65           Director                                          1987
Joel T. Williams, Jr., 79      Director                                          1986

                        DIRECTORS AND EXECUTIVE OFFICERS

     Jinger L. Heath is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in January 1981. She identifies the Company's product needs and manages the development and quality of the Company's skin care, cosmetics and nutritional and beauty supplements. Ms. Heath also serves on the Company's Executive Committee and is Chairman of the Board of the Company's division, BeautiControl Research Institute.

     Richard W. Heath is a founder of the Company and has been Chief Executive Officer and a director of the Company since its inception in January 1981. On September 1, 1999, Mr. Heath assumed the position of Chief Executive Officer and Chairman of the Executive Committee. Mr. Heath has over 32 years of experience in the direct sales industry. Mr. Heath currently serves as a director of Haggar Clothing Co., a public company.

     Sheila O'Connell Cooper, 41, has been President and Chief Operating Officer and a director of the Company since September 1999. Ms. Cooper also serves on the Company's Executive Committee. Prior to joining BeautiControl, Ms. Cooper was employed by Mary Kay Inc. for over eleven years most recently serving as Executive Vice President and member of the Board of Directors and Executive Committee of Mary Kay Inc.

     Richard A. Heath, 33, has been Senior Vice President, Sales, since October 1999. Prior to that time and since August 1999, he was Senior Vice President, Sales and Marketing for Eventus International, Inc., a BeautiControl subsidiary. From February 1999 to August 1999, he was an Independent Distributor for Eventus International, Inc. Prior to that and since September 1998, he was Vice President, Sales Development for Eventus International, Inc. Prior to that he was Director of Sales for BeautiControl from April 1995 to September 1998. Prior to that he was Manager of Leadership Development from March 1994 to April 1995. Prior to that and since October 1991, he was Senior Supervisor of Administrative Services. Prior to that he was a Sales Analyst from October 1990 to October 1991.

     Kristi L. Hubbard, 35, has been Senior Vice President and Controller since January 2000. Prior to that and since January 1999, Ms. Hubbard was Vice President and Controller. Prior to that and since March 1997, Ms. Hubbard was Controller and Managing Director of Accounting. From March 1996 to February 1997, Ms. Hubbard held the position of Director of Accounting and from December 1993 to February 1996, served as Manager of Accounting. Ms. Hubbard joined the Company in October 1990 and served in various accounting staff and management positions through November 1993. Prior to joining the Company, Ms. Hubbard held accounting and auditing positions with Medical Systems Support, Inc., a subsidiary of HBO & Company and with the Texas Comptroller of Public Accounts.

     Jo-Anne C. Jaeger, 54, has been Senior Vice President, Marketing, since August 1999. Ms. Jaeger served as Senior Vice President, Merchandising and International from December 1995 to August 1999. Ms. Jaeger was Senior Vice President, Marketing Strategies from January 1992 to December 1995. Ms. Jaeger joined the Company in April 1990 as Vice President, Product Marketing. Prior to joining the Company, Ms. Jaeger was employed by Avon Products for 15 years, most recently as Vice President Sales Planning.

     James L. Montgomery, 52, has been Senior Vice President, Manufacturing Operations, since November 1999. Previously Mr. Montgomery served as Vice President of Purchasing after joining the Company in November 1997. Prior to joining the Company, Mr. Montgomery served as Manager of Worldwide Sourcing at Jafra Cosmetics International, a subsidiary of the Gillette Company, from August 1991 through October 1997. Prior to that and since September 1987, Mr. Montgomery was Manager of Global Purchasing.

     Amelia G. Spolec, 42, has been Senior Vice President and Chief Information Officer since March 1999. Prior to that time, Ms. Spolec was Senior Vice President, Information Services since March 1998. Prior to that time and since July 1996, Ms. Spolec was Vice President, Information Services. Prior to that and since January 1995, Ms. Spolec was Managing Director, Information Services. In February 1992, Ms. Spolec joined the Company as Director, Information Services. Prior to joining the Company, Ms. Spolec was Senior Manager with Grant Thornton LLP for seven years.

     M. Douglas Tucker, 56, had been Senior Vice President, Finance, and Chief Financial Officer since April 1995 and Secretary of the Company since August 1995 up to January 11, 2000. Mr. Tucker also held the position of Treasurer of the Company from August 1995 to October 1997. Prior to that time and from April 1993, Mr. Tucker was a business and financial consultant. From July 1990 to April 1993, Mr. Tucker was Vice President, Finance at The BOC Group Americas. Prior to July 1990, Mr. Tucker was with Tambrands, Inc., one year as International Director of Finance and with General Foods Corporation twenty-one years in financial management.

     Charles M. Diker has been a director of the Company since May 1987. Since 1986, Mr. Diker has been Chairman of the Board of Directors of Cantel Industries Inc. Mr. Diker currently serves as a director of Chyron Corporation, International Specialty Products, Inc. and AMF Bowling, Inc.

     Robert S. Folsom has been a director of the Company since June 1985. Mr. Folsom is Chairman of the Board of Directors of Folsom Properties, Inc., a real estate development firm. Mr. Folsom served as Mayor of the City of Dallas from 1976 to 1981.

     Joseph M. Haggar, III, has been a director of the Company since August 1996. Mr. Haggar has been Chairman of the Board of Haggar Clothing Co., a marketer of men's and women's dress and casual clothing since 1994 and Chief Executive Officer since 1990. Mr. Haggar also serves as a director of Chase Bank of Texas.

     A. Starke Taylor, Jr., has been a director of the Company since June 1985. From 1978 until 1987, Mr. Taylor was Chairman of the Board of Directors of Graylor Investments, a private investment firm. Mr. Taylor served as Mayor of the City of Dallas from 1983 to 1987. Mr. Taylor currently serves as President of Taylor Investments, a private investment firm.

     Joel T. Williams, Jr., has been a director of the Company since January 1986. From 1985 to 1989, Mr. Williams was an advisory director of Bright Banc Savings Association. From 1969 to 1985, Mr. Williams was Chairman of the Board and Chief Executive Officer of Texas Federal Savings and Loan Association.

     Richard W. Heath and Jinger L. Heath are husband and wife. Richard A. Heath is the son of Richard W. Heath. There are no other family relationships between other directors or current executive officers of the Company. Robert S. Heath is the son of Richard W. Heath who had served as Senior Vice President, Sales, of the Company from January 1996 to April 1999.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors has established a Compensation Committee, an Audit Committee, and a Nominating Committee. The Company's Bylaws provide that the Compensation Committee and the Audit Committee are required to be comprised of directors who are not employees of the Company.

     The Compensation Committee, composed of Messrs. Folsom and Taylor, met three times during the fiscal year ended November 30, 1999, and took action by unanimous consent five times. This committee reviews and approves salaries and bonuses of executive officers and administers the Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan, and Special Stock Option Plan.

     The Audit Committee, composed of Messrs. Williams, Haggar and Diker, met two times during the fiscal year ended November 30, 1999. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters.

     The Nominating Committee, composed of Messrs. Folsom and Taylor, met one time during fiscal 1999. This committee nominates persons for election to the Board of Directors. The Board of Directors will consider nominees submitted by holders of Common Stock if submitted to the Company on or before November 8, 2000. See "Stockholder Proposals."

     The Board of Directors held six meetings during the fiscal year ended November 30, 1999 and took action by unanimous consent two times. All of the directors attended more than 75% of the meetings of the Board of Directors, with the exception of Mr. Williams. All of the members attended at least 75% of the meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not officers or employees of the Company receive an annual fee of $12,000 together with $1,500 for each directors' meeting they attend and $750 for each committee meeting they attend. Directors are reimbursed for expenses relating to attendance at meetings.

SPECIAL STOCK OPTION PLAN

     The Company's Special Stock Option Plan provides for the granting of options to purchase a maximum of 59,000 shares of Common Stock to non-employee directors of the Company. Under the terms of the Special Stock Option Plan, a non-employee director receives an automatic grant of options for 2,500 shares of Common Stock when such person first becomes a director of the Company. Additional options to purchase 1,000 shares of Common Stock are automatically granted to non-employee directors annually if the Company's net income is equal to or greater than 105% of net income for the previous year. All grants of options under the Special Stock Option Plan are made automatically and without any discretion on the part of the Compensation Committee with respect to the grantee, the number of options granted and the exercise price of the options. The Special Stock Option Plan requires that the exercise price for each option be equal to 100% of the fair market value of the Common Stock on the date of the grant. Each option will expire ten years from the date of grant and no option is exercisable until one year from the date of grant. Notwithstanding any other restriction in the Special Stock Option Plan, options will become immediately exercisable upon a reorganization, merger or consolidation of the Company or a change in control of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal years ended November 30, 1999, 1998 and 1997. The table includes the following: the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of November 30, 1999 and whose total cash compensation for the year exceeded $100,000 and two additional individuals for whom disclosure would have been provided but were not serving as an executive officer at November 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                            ANNUAL COMPENSATION                   ----------------------
                             --------------------------------------------------               LONG-TERM
         NAME AND                                               OTHER ANNUAL       OPTION     INCENTIVE       ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)    COMPENSATION($)(1)   AWARDS(#)   PAYOUTS($)   COMPENSATION($)
    ------------------       ----   ---------   ----------   ------------------   ---------   ----------   ---------------
Richard W. Heath(3)          1999    750,000       125,000              0                0       N/A                 0
  Chairman of the Executive  1998    575,000             0              0          200,000(4)    N/A
  Committee and              1997    497,068        10,340              0                0       N/A
  Chief Executive Officer
Jinger L. Heath              1999    750,000       125,000        115,069(2)             0       N/A                 0
  Chairman of the Board      1998    575,000             0              0          200,000(4)    N/A
                             1997    497,068        10,340              0                0       N/A
Sheila O'Connell Cooper(3)   1999    112,500       200,000(5)           0          500,000(6)    N/A                 0
  President and Chief
  Operating Officer

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                            ANNUAL COMPENSATION                   ----------------------
                             --------------------------------------------------               LONG-TERM
         NAME AND                                               OTHER ANNUAL       OPTION     INCENTIVE       ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)    COMPENSATION($)(1)   AWARDS(#)   PAYOUTS($)   COMPENSATION($)
    ------------------       ----   ---------   ----------   ------------------   ---------   ----------   ---------------
Jo-Anne C. Jaeger            1999    225,000             0              0           30,000(6)    N/A             4,000(7)
  Senior Vice President      1998    165,000             0              0                0
  Marketing                  1997    165,000        10,000              0                0
J. Robert Ward-Burns(3)      1999    319,375             0              0           50,000(8)    N/A           371,500(9)
  Former Executive Vice      1998    347,500             0              0          150,000(10)   N/A
  President and              1997    327,500         7,033              0                0       N/A
  President Global
  Network Marketing
M. Douglas Tucker            1999    260,000             0              0                0       N/A           106,917(11)
  Senior Vice President      1998    212,270             0              0           55,000(12)   N/A
  Finance and Chief          1997    183,583        10,000              0                0       N/A
  Financial Officer
Clifton R. Sanders           1999    235,000             0              0                0       N/A           121,500(13)
  Former Senior Vice
  President                  1998    235,000             0              0           38,400(14)   N/A
  Research and Development   1997    220,000        10,000              0                0       N/A

---------------

 (1) Exceeding the lesser of $50,000 or 10% of salary and bonus.

 (2) Includes $71,600 for wardrobe for numerous video productions, stage and television appearances.

 (3) Sheila O'Connell Cooper succeeded Richard W. Heath as President and J. Robert Ward-Burns as Chief Operating Officer effective September 1, 1999, having previously served as Executive Vice President of Mary Kay Inc. Richard W. Heath maintained his position as Chief Executive Officer, and J. Robert Ward-Burns, now separated from the Company, was assigned responsibilities as President of Global Network Marketing.

 (4) Options granted in previous years, exchanged for repriced options in October 1998.

 (5) Signing bonus.

 (6) Options granted August 26, 1999.

 (7) Company match for 401(k) plan.

 (8) Options granted August 26, 1999, canceled October 5, 1999, due to separation of employment pursuant to terms of option plan agreement.

 (9) Includes payments related to an effective employment separation date of October 5, 1999, in the amount of $365,000, Company match for 401(k) plan in the amount of $4,000 and premium for term life insurance in the amount of $2,500.

(10) Includes options granted in previous years, exchanged for repriced options in October 1998. Options cancel effective October 31, 2000, pursuant to terms of option plan agreement amendment, effective October 5, 1999.

(11) Includes amounts offered in connection with an effective employment separation date of January 11, 2000 in the amount of $102,917, which has not yet been accepted, and Company match for 401(k) plan in the amount of $4,000.

(12) Includes options granted in previous years, exchanged for repriced options in October 1998. 15,000 options canceled effective January 11, 2000, and 40,000 options canceled effective February 10, 2000 due to separation of employment pursuant to terms of option plan agreements.

(13) Includes payments related to an effective employment separation date of November 29, 1999, in the amount of $117,500 and Company match for 401(k) plan in the amount of $4,000.

(14) Includes 28,400 options granted in previous years, exchanged for repriced options in October 1998 and 10,000 options granted in October 1998. 28,400 options canceled effective November 29, 1999, and 10,000 options canceled effective December 29, 1999, due to separation of employment pursuant to terms of option plan agreements.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options during fiscal 1999 to the individuals named in the Summary Compensation Table.

                                                                                                          POTENTIAL
                                                                                                      REALIZABLE VALUE
                                                                 INDIVIDUAL GRANTS                       AT ASSUMED
                                                 -------------------------------------------------     ANNUAL RATES OF
                                                              % OF TOTAL                                 STOCK PRICE
                                                               OPTIONS                                APPRECIATION FOR
                                                              GRANTED TO                               A PERIOD OF TEN
                                                              EMPLOYEES                                  YEARS($)(4)
                                                  OPTIONS     IN FISCAL     EXERCISE    EXPIRATION  ---------------------
                     NAME                        GRANTED(#)      YEAR      PRICE($/SH)     DATE        5%         10%
                     ----                        ----------   ----------   -----------  ----------  --------   ----------
Richard W. Heath...............................       N/A                                           $      0   $        0
Jinger L. Heath................................       N/A                                                  0            0
Sheila O'Connell Cooper........................   250,000(1)     31.3%           3.625     8/26/09   569,941    1,444,327
                                                  250,000(2)     31.3%           3.625     8/26/09   569,941    1,444,327
Jo-Anne C. Jaeger..............................    30,000(1)      3.8%           3.625     8/26/09    68,393      173,319
J. Robert Ward-Burns...........................    50,000(3)      6.3%           3.625     8/26/09   113,988      288,865
M. Douglas Tucker..............................       N/A                                                  0            0
Clifton R. Sanders.............................       N/A                                                  0            0

---------------

(1) Options were granted in 1999 and are exercisable at fifty percent per year beginning one year from date of grant.

(2) Options were granted in 1999 and are exercisable at thirty three and one-third percent per year beginning one year from date of grant.

(3) Options were granted in 1999 and canceled effective October 5, 1999, due to a separation of employment pursuant to terms of option plan agreement.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of November 30, 1999.

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                     SHARES                    OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END($)(1)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 -----------   -----------   -----------   -------------   -----------   -------------
Richard W. Heath.................      N/A           N/A         200,000              0       $      0        $     0
Jinger L. Heath..................      N/A           N/A         200,000              0              0              0
Sheila O'Connell Cooper..........      N/A           N/A               0        500,000              0              0
Jo-Anne C. Jaeger................      N/A           N/A          60,150         30,000              0              0
J. Robert Ward-Burns(2)..........      N/A           N/A         135,000         15,000              0              0
M. Douglas Tucker(3).............      N/A           N/A          32,000         23,000              0              0
Clifton R. Sanders(4)............      N/A           N/A           2,000          8,000              0              0

---------------

(1) Based on the closing price of $3.313 for the Common Stock on November 30, 1999, the Company's fiscal year end.

(2) Due to separation of employment and amendment of option plan agreement, options canceled effective October 31, 2000.

(3) Due to separation of employment and pursuant to option plan agreements, 15,000 options canceled effective January 11, 2000, and 40,000 options canceled effective February 10, 2000.

(4) Due to separation of employment and pursuant to option plan agreement, options canceled effective December 29, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 1999 the Compensation Committee consisted of Messrs. Folsom and Taylor. None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Heath is on the Compensation Committee of Haggar Clothing Co., and Mr. Haggar is a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO"), the Chairman of the Board ("Chairman"), the President/Chief Operating Officer ("President/COO") and providing guidelines to the CEO for determining the annual compensation of other officers.

  Executive Officer Compensation Other than CEO, Chairman and President/COO

     The Committee believes that total compensation for the Company's officers must be in amounts sufficient to attract, retain and motivate key employees, while at the same time maintaining reasonable linkage between executive compensation and Company performance.

     The Committee sets guidelines for officer pay based upon industry levels. As in prior years, 1999 base salaries were set at mid-range pay levels when compared to similar companies in the industry, with potential additional compensation to be made through cash bonuses. Cash bonuses for all officers other than the President/COO, CEO and Chairman were based on a combination of individual performance and Company performance. Forty percent of the bonus amount was tied to individual performance against stated objectives and the remaining sixty percent was dependent upon the Company reaching stated sales objectives. Neither portion of the bonus was to be paid unless the Company reached a stated pre-tax earnings objective. For 1999, no bonus amounts were paid.

     Stock options are granted to executive officers by the Committee at the time the officers are hired and thereafter based on individual contributions. Stock options are granted at the fair market value of the Common Stock on the date of grant, with an exercise period of up to nine years.

  CEO, Chairman and President/COO Compensation

     The compensation for both the CEO and the Chairman is determined by the Committee based upon a combination of base pay and cash bonus, with the total cash compensation being strongly affected by Company performance. The base pay for both the CEO and Chairman for fiscal 1999 was $750,000 as noted in the Summary Compensation Table. Annual cash bonus payments for the CEO and the Chairman are each set at 3% of the Company's pre-tax profits for the fiscal year. As a result, bonus payments to the CEO and the Chairman fluctuate based upon the Company's pre-tax profits. The Committee may grant additional discretionary cash bonuses to the CEO and the Chairman based on the Committee's evaluation of individual performance. Discretionary bonuses of $125,000 each were granted to the CEO and the Chairman for fiscal 1999 of which one half was deferred for payment into 2000.

     The compensation for the President/COO is determined by the committee based upon a combination of base pay and a signing bonus for fiscal 1999. The annual base pay for fiscal 1999 was $450,000 and was prorated to the effective hiring date as noted in the Summary Compensation Table. In 1999, a signing bonus of $200,000 was paid.

     The Committee grants stock options to the CEO, Chairman and President/COO based upon a subjective evaluation of many factors including performance, leadership, motivational effect, and extraordinary contributions to the Company.

     This report is submitted by the members of the Compensation Committee:

                                            Robert S. Folsom

                                            A. Starke Taylor, Jr.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return for the Company's Common Stock from December 1, 1994, through November 30, 1999 with the cumulative total return for the NASDAQ Market Index and the Peer Group(1). The comparison assumes $100 was invested in the Company's Common Stock on December 1, 1994, and in each of the foregoing indices and assumes reinvestment of dividends.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
         BEAUTICONTROL, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
[GRAPH]

                                                 BEAUTICONTROL COSMETICS        PEER GROUP INDEX           NASDAQ MARKET INDEX
                                                 -----------------------        ----------------           -------------------
1994                                                     100.00                      100.00                      100.00
1995                                                      65.00                      122.47                      126.79
1996                                                     101.34                      191.49                      157.31
1997                                                      61.35                      202.79                      195.40
1998                                                      49.08                      284.05                      241.54
1999                                                      28.22                      260.69                      395.59

---------------

(1) The Peer Group includes Avon Products, Inc., Nature's Sunshine Products Inc., and Herbalife International, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on its review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended November 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with. The Company is not aware of any failure to file a required report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 13, 1998, M. Douglas Tucker, the Company's Senior Vice
President -- Finance, Secretary and Chief Financial and Accounting Officer, borrowed $50,000 from the Company. Thereafter, Mr. Tucker borrowed additional amounts from the Company from time to time, with the last borrowing occurring October 26, 1999. The largest aggregate principal amount outstanding on these loans during fiscal 1999 was $84,500. Promissory notes with interest at the then effective prime rates evidence the indebtedness. As of February 15, 2000, the aggregate principal amount outstanding on these loans was $59,500.

                                    AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for 1999, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                              BOARD OF DIRECTORS'
                         RECOMMENDATION; VOTE REQUIRED

     The Board of Directors unanimously recommends a vote FOR the election as director of each of the nominees named in the proxy.

     Nominees for director receiving a plurality of the votes cast will be elected as directors.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker is entitled to vote on the election of directors if such broker holds shares in street name for a customer who does not deliver voting instructions. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for next year, such proposals must be received at the Company's offices at 2121 Midway Road, Carrollton, Texas 75006,
Attention: Secretary, by November 8, 2000.

     The Company's Bylaws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 60 days prior to an annual meeting. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is to be made or the nominee is to be elected, and such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors of the Company. This provision is intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director. The Board of Directors may disqualify any nominee who fails to provide the Company with complete and accurate information as required by this provision. No stockholder has nominated a candidate for election to the Board of Directors at the 2000 Annual Meeting.

                            SOLICITATION OF PROXIES

     The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter, other than the matter described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors,

                                            /s/ KRISTI L. HUBBARD

                                            KRISTI L. HUBBARD
                                            Senior Vice President -- Controller
                                            and Secretary

Carrollton, Texas
March 6, 2000

                              BEAUTICONTROL. INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P       This undersigned hereby appoint(s) Richard W. Heath, with full power of substitution, proxies of the undersigned, with all the powers that the R undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders
O of BeautiControl, Inc. (the "Company") to be held on Tuesday, April 11, 2000, at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, at
X 10:00 A.M., Dallas, Texas time, and any and all adjournments or postponements thereof (the "Annual Meeting"), including (without limiting the generality of
Y  the foregoing) to vote and act as follows:

   1) Election of Directors, Nominees:

   Robert S. Folsom, A. Starke Taylor and Sheila O'Connell Cooper



    Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

                              BEAUTICONTROL, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




1. Election of Directors, Nominees:
   1) Robert S. Folsom, 2) A. Starke Taylor, and 3) Sheila O'Connell
      Cooper

                           FOR      WITHHELD     FOR ALL
                           ALL        ALL         EXCEPT
                           [ ]        [ ]          [ ]      -------------------
                                                             Nominee Exception

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the election as directors of the three nominees named to the term described in the accompanying Proxy Statement. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.




                              SIGNATURE(S)                    DATE
                                          -------------------     --------------

                              SIGNATURE(S)                    DATE
                                          -------------------     --------------

   IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.